Exhibit 1.01
Energizer Holdings, Inc.
Conflict Minerals Report
For the Reporting Period from January 1, 2016 to December 31, 2016
This report for the reporting period from January 1, 2016 to December 31, 2016 is presented to comply with Rule 13p-1 under the Securities Exchange Act of 1934 (the "Rule"). The Rule was adopted by the Securities and Exchange Commission ("SEC") to implement reporting and disclosure requirements related to conflict minerals as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 ("Dodd-Frank Act"). The Rule imposes certain reporting obligations on SEC registrants whose manufactured products contain conflict minerals which are necessary to the functionality or production of their products. "Conflict minerals" are defined as cassiterite, columbite-tantalite, gold, wolframite, and their derivatives, which are limited to metallic forms of tin, tantalum, tungsten, and gold (3TG). These requirements apply to registrants regardless of the geographic origin of the conflict minerals and whether or not they fund armed conflict.
If a registrant can establish that the conflict minerals originated from sources other than the Democratic Republic of the Congo or an adjoining country (the "Covered Countries"), or from recycled and scrap sources, they must submit a Form SD which describes the Reasonable Country of Origin Inquiry completed.
If a registrant has reason to believe that any of the conflict minerals in their supply chain may have originated in the Covered Countries, or if they are unable to determine the country of origin of those conflict minerals, then the registrant must exercise due diligence on the conflict minerals' source and chain of custody. The registrant must annually submit a report, Conflict Minerals Report ("CMR"), to the SEC that includes a description of those due diligence measures.
Company Overview
This report has been prepared by management of Energizer Holdings, Inc. (herein referred to as "Energizer," the "Company," "we," or "us"). The information includes the activities of all majority-owned subsidiaries and variable interest entities that are required to be consolidated. It does not include the activities of variable interest entities that are not required to be consolidated.

Energizer, headquartered in St. Louis, MO, is one of the world's largest manufacturers of primary batteries and portable lighting products, anchored by its two globally recognized brands Energizer® and EVEREADY®. Energizer is also a leading designer and marketer of automotive fragrance and appearance products from recognized brands such as Refresh Your Car!®, California Scents®, Driven®, Bahama & Co.®, LEXOL®, and Eagle One®.

The Company identified conflict minerals contained in products: (i) for which conflict minerals are necessary to the functionality or production of those products; (ii) that were manufactured, or contracted to be manufactured by us; and (iii) for which the manufacture was completed during calendar year 2016; and (iv) with respect to conflict minerals in such products, for which we were unable to reasonably determine that all of the conflict minerals contained therein did not originate in the Covered Countries (or did come from recycled or scrap sources) (the “Products”). We believe that conflict minerals are present in the following products: round cell alkaline batteries, round cell carbon zinc batteries, lighting, chargers and certain auto care products.
Conflict Minerals Policy
We have adopted a conflict minerals policy which expresses Energizer's goal to ensure all 3TG minerals used in our products are "DRC conflict free". Our policy is publicly available on our website at http://www.energizerholdings.com/company/supplier-relations. The website and information accessible through it are not incorporated into this document.
Supply Chain
A number of Energizer's products contain advanced components and compounds manufactured by our suppliers. These suppliers may manufacture the components themselves or source some or all of the production to their suppliers. These suppliers may do the same with lower tier suppliers. We rely on our direct suppliers to provide information on the origin of the 3TG contained in components and materials supplied to us - including sources of 3TG that are supplied to them from lower tier suppliers. Contracts with our suppliers are frequently in force for three to five years or more and we cannot unilaterally impose new contract terms or flow-down requirements. As we enter into new contracts, or our contracts renew, we have sought to include a clause under which our suppliers undertake that no 3TG that originated in the Covered Countries are incorporated in, or necessary to, the functionality or production of any product delivered to us, including in any component manufactured of such product by a third party.
Under the terms of these contracts, it will take a number of years to ensure that all our supplier contracts contain appropriate clauses. In the meantime, as described below, we are working with our suppliers to obtain the 3TG sourcing information.
Due to the size of our supply base, it is not practicable to conduct a survey of all our suppliers and we believed a reasonable approach would be to conduct a survey of the suppliers who provided raw materials for products containing 3TG in relevant product supply chains as well as sourced product suppliers in 2016. We assessed our industry as well as others and concluded that this risk-based approach is consistent with how many peer companies are approaching the Rule. We have also implemented software designed to facilitate and track our supplier surveys.

Because of our size, the complexity of our products, and the depth, breadth, and constant evolution of our supply chain, it is difficult to identify actors upstream from our direct suppliers. As we do not typically have a direct relationship with 3TG smelters and refiners, we are engaged and actively cooperate with other major manufacturers in our sector and other sectors. Accordingly we participate in a number of industry-wide initiatives, including the EICC-Global e-Sustainability Initiative's ("EICC-GeSI") Conflict Free Sourcing Initiative (CFSI), an industry-wide initiative supporting upstream actors in the supply chain.
Reasonable Country of Origin Inquiry (RCOI) Results
We conducted RCOI surveys as described under "Supply Chain" above. We rely on suppliers, whose components contain 3TG, to disclose the origin of any 3TG used in their manufacturing processes and to identify the 3TG processing facilities within their supply chain. Our direct suppliers are similarly reliant upon information provided by lower tier suppliers. We reviewed the responses that we received against criteria developed to determine which required further engagement with our suppliers. These criteria included untimely or incomplete responses as well as inconsistencies within the data reported in the template. We have worked directly with suppliers to provide revised responses.
The large majority of the responses received provided data at a company or divisional level or, as described above, were unable to specify the smelters or refiners used or countries of origin for components supplied to Energizer. We are therefore unable to determine whether any of the conflict minerals reported by the suppliers were contained in components or parts supplied to us or to validate that any of these smelters or refiners are actually in our supply chain.
Design of Due Diligence Framework
Our due diligence framework was designed to conform, in material respects, with the framework in the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (the "OECD Guidance") and the related Supplements for 3TG.

Due Diligence Measures Performed
Due diligence measures we performed include, but are not limited to:

•	Communicating our policy on conflict minerals to direct suppliers;

•	Communicating the commitments and requirements expected of our direct suppliers, supported by, when appropriate, email and phone dialogues;

•
Determining whether smelter and refiner names were included on the Conflict Free Sourcing Initiative’s Compliant Smelter Report (“CSR”). The CSR is generally understood to contain the names of smelters and the associated risk level of their mineral sourcing;

•	Supporting third party audits of 3TG smelters and refiners through our participation in the CFSI;

•	Approving a risk management plan, through which the material risks to the company related to the conflict minerals program are managed and monitored; and

•	Providing updates to senior management and the Audit Committee of the Board of Directors.

Due Diligence Results
Through our participation in CFSI and requesting our suppliers to complete the EICC-GeSI template, we have determined that seeking information about 3TG smelters and refiners in our supply chain represents the most reasonable effort we can make to determine the mines or locations of origin of the 3TG in our supply chain. We have identified approximately335 smelters and refiners included in our suppliers’ supply chains. Nonetheless, most of our supplier responses were provided at a company level. Many suppliers did not provide verifiable smelter or processing information or responded at a company-wide level which did not allow us to conclude that the conflict minerals were processed by any one particular facility. Based on the information provided by our suppliers, we could not identify how many of these smelters produced materials specifically used in Energizer Products. Therefore, it is possible that none of the materials from these smelters actually entered our supply chain. The list of smelters and refiners and the identified countries of origin are included as Appendix A.

Accordingly, Energizer believes it is reasonable to conclude that the Covered Products are “DRC conflict undeterminable,” as defined in the Rule.
Steps to be taken to mitigate risk
We intend to take the following steps to improve the due diligence conducted to further mitigate risk that the necessary conflict minerals in our Products could benefit armed groups in the DRC or adjoining countries:

•	Continue to incorporate a conflict minerals flow-down clause in new or renewed supplier contracts;

•	Engage with suppliers and direct them to training resources to attempt to increase the response rate and improve the content of the supplier survey responses;

•
Engage any of our suppliers found to be supplying us with 3TG from sources that support conflict in the DRC or any adjoining country to establish an alternative source of 3TG that does not support such conflict; and

•	Work with relevant trade associations to define and improve best practices and build leverage over the supply chain in accordance with the OECD Guidance.

Appendix A - List of Smelters/Refiners and Identified Countries of Origin

Based on the information that was provided by the Covered Suppliers and otherwise obtained through the due diligence process, the Company believes that, to the extent reasonably determinable by the Company, the facilities that were used to process the Conflict Minerals contained in the Covered Products included the smelters and refiners listed below. We are unable to definitively link the identified smelters and refiners to only those products and materials in our supply chain; therefore our smelter and refiner list likely contains more processing facilities than are actually in our supply chain and used to manufacture the Covered Products.

Based on the information obtained pursuant to the due diligence process, the Company does not have sufficient information to conclusively determine the country of origin of all of the Conflict Minerals in the Covered Products. At the same time, we received no information from our Covered Suppliers indicating that the tin, tantalum, tungsten or gold in our Covered Products directly or indirectly financed or benefitted armed groups in the Covered Countries. Also, due to the manner in which our Covered Suppliers disclosed country of origin information, we do not believe that all of the countries named are actually in our supply chain or Covered Products. However, based on the information that has been obtained, the Company has reasonably determined that the Conflict Minerals may have originated from the countries listed in the table below.

Based on the information obtained pursuant to the due diligence process, the Company believes there is a risk that the Covered Products may contain Conflict Minerals from the Covered Countries. The Company’s due diligence into the supply chain was unable to determine whether any of the Covered Products did or did not contain any Conflict Minerals from any Covered Country, as defined in the Rule.

Mineral	Smelter Name	Smelter COO
Tin (Sn)	Nyrstar	Australia
Tin (Sn)	Metallo Chimique	Belgium
Tin (Sn)	Em Vinto	Bolivia
Tin (Sn)	Omsa	Bolivia
Tin (Sn)	Operaciones Metalurgical S.A.	Bolivia
Tin (Sn)	Cooperativa Metalurgica De Rondônia Ltda.	Brazil
Tin (Sn)	Coopersanta	Brazil
Tin (Sn)	Magnus Minerais Metais E Ligas Ltda.	Brazil
Tin (Sn)	Melt Metais E Ligas S.A.	Brazil
Tin (Sn)	Mineração Taboca S.A.	Brazil
Tin (Sn)	Resind Indústria E Comércio Ltda.	Brazil
Tin (Sn)	Soft Metais Ltda.	Brazil
Tin (Sn)	White Solder Metalurgia E Mineração Ltda.	Brazil
Tin (Sn)	Chenzhou Yunxiang Mining And Metallurgy Co., Ltd.	China
Tin (Sn)	China Tin Group Co., Ltd.	China
Tin (Sn)	Cnmc (Guangxi) Pgma Co. Ltd.	China
Tin (Sn)	Geiju Non-Ferrous Metal Processing Co. Ltd.	China
Tin (Sn)	Gejiu Fengming Metallurgy Chemical Plant	China
Tin (Sn)	Gejiu Jinye Mineral Company	China
Tin (Sn)	Gejiu Kai Meng Industry And Trade LLC	China
Tin (Sn)	Gejiu Non-Ferrous Metal Processing Co., Ltd.	China
Tin (Sn)	Gejiu Zi-Li	China
Tin (Sn)	Gold Bell Group	China
Tin (Sn)	Guanyang Guida Nonferrous Metal Smelting Plant	China
Tin (Sn)	Huichang Hill Tin Industry Co., Ltd.	China
Tin (Sn)	Huichang Jinshunda Tin Co., Ltd.	China
Tin (Sn)	Jiangxi Ketai Advanced Material Co., Ltd.	China
Tin (Sn)	Jiangxi Nanshan	China
Tin (Sn)	Linwu Xianggui Smelter Co.	China

Tin (Sn)	Liuzhou China Tin	China
Tin (Sn)	Minmetals Ganzhou Tin Co. Ltd.	China
Tin (Sn)	Nankang Nanshan Tin Manufactory Co., Ltd.	China
Tin (Sn)	Taixi Tin	China
Tin (Sn)	Yunnan Chengfeng Non-Ferrous Metals Co., Ltd.	China
Tin (Sn)	Yunnan Tin Company Limited	China
Tin (Sn)	CV Ayi Jaya	Indonesia
Tin (Sn)	CV Dua Sekawan	Indonesia
Tin (Sn)	CV Duta Putra Bangka	Indonesia
Tin (Sn)	CV Gita Pesona	Indonesia
Tin (Sn)	CV Justindo	Indonesia
Tin (Sn)	CV Makmur Jaya	Indonesia
Tin (Sn)	CV Nurjanah	Indonesia
Tin (Sn)	CV Prima Timah Utama	Indonesia
Tin (Sn)	CV Serumpun Sebalai	Indonesia
Tin (Sn)	CV Tiga Sekawan	Indonesia
Tin (Sn)	CV United Smelting	Indonesia
Tin (Sn)	CV Venus Inti Perkasa	Indonesia
Tin (Sn)	PT Alam Lestari Kencana	Indonesia
Tin (Sn)	PT Aries Kencana Sejahtera	Indonesia
Tin (Sn)	PT Artha Cipta Langgeng	Indonesia
Tin (Sn)	PT Atd Makmur Mandiri Jaya	Indonesia
Tin (Sn)	PT Babel Inti Perkasa	Indonesia
Tin (Sn)	PT Babel Surya Alam Lestari	Indonesia
Tin (Sn)	PT Bangka Kudai Tin	Indonesia
Tin (Sn)	PT Bangka Prima Tin	Indonesia
Tin (Sn)	PT Bangka Putra Karya	Indonesia
Tin (Sn)	PT Bangka Timah Utama Sejahtera	Indonesia
Tin (Sn)	PT Bangka Tin Industry	Indonesia
Tin (Sn)	PT Belitung Industri Sejahtera	Indonesia
Tin (Sn)	PT Billitin Makmur Lestari	Indonesia
Tin (Sn)	PT Bukit Timah	Indonesia
Tin (Sn)	PT Cipta Persada Mulia	Indonesia
Tin (Sn)	PT Ds Jaya Abadi	Indonesia
Tin (Sn)	PT Eunindo Usaha Mandiri	Indonesia
Tin (Sn)	PT Fang Di Multindo	Indonesia
Tin (Sn)	PT Hp Metals Indonesia	Indonesia
Tin (Sn)	PT Inti Stania Prima	Indonesia
Tin (Sn)	PT Karimun Mining	Indonesia
Tin (Sn)	PT Kijang Jaya Mandiri	Indonesia
Tin (Sn)	PT Koba Tin	Indonesia
Tin (Sn)	PT Mitra Stania Prima	Indonesia
Tin (Sn)	PT O.M. Indonesia	Indonesia
Tin (Sn)	PT Panca Mega Persada	Indonesia
Tin (Sn)	PT Prima Timah Utama	Indonesia
Tin (Sn)	PT Refined Banka Tin	Indonesia
Tin (Sn)	PT Sariwiguna Binasentosa	Indonesia
Tin (Sn)	PT Stanindo Inti Perkasa	Indonesia
Tin (Sn)	PT Sukses Inti Makmur	Indonesia
Tin (Sn)	PT Sumber Jaya Indah	Indonesia

Tin (Sn)	PT Tambang Timah	Indonesia
Tin (Sn)	PT Timah	Indonesia
Tin (Sn)	PT Timah (Persero) Tbk Kundur	Indonesia
Tin (Sn)	PT Timah (Persero) Tbk Mentok	Indonesia
Tin (Sn)	PT Timah Nusantara	Indonesia
Tin (Sn)	PT Tinindo Inter Nusa	Indonesia
Tin (Sn)	PT Tommy Utama	Indonesia
Tin (Sn)	PT Wahana Perkit Jaya	Indonesia
Tin (Sn)	PT Yinchendo Mining Industry	Indonesia
Tin (Sn)	Dowa	Japan
Tin (Sn)	Mitsubishi Materials Corporation	Japan
Tin (Sn)	Tanaka Kikinzoku Kogyo K.K.	Japan
Tin (Sn)	Malasia Smelting Corporation	Malaysia
Tin (Sn)	Malaysia Smelting Corporation	Malaysia
Tin (Sn)	Modeltech Sdn Bhd	Malaysia
Tin (Sn)	MSC	Malaysia
Tin (Sn)	Minsur	Peru
Tin (Sn)	O.M. Manufacturing Philippines, Inc.	Philippines
Tin (Sn)	Fenix Metals	Poland
Tin (Sn)	Novosibirsk Integrated Tin Works	Russian Federation
Tin (Sn)	Elmet S.L.U.	Spain
Tin (Sn)	Cookson	Taiwan
Tin (Sn)	Rui Da Hung	Taiwan
Tin (Sn)	Vertex Metals Incorporation	Taiwan
Tin (Sn)	O.M. Manufacturing (Thailand) Co., Ltd.	Thailand
Tin (Sn)	Thai Sarco	Thailand
Tin (Sn)	Thaisarco	Thailand
Tin (Sn)	Taboca	United States
Tin (Sn)	Alpha	United States
Tin (Sn)	Metallic Resources, Inc.	United States
Tin (Sn)	An Vinh Joint Stock Mineral Processing Company	Viet Nam
Tin (Sn)	Electro-Mechanical Facility Of The Cao Bang Minerals & Metallurgy Joint Stock Company	Viet Nam
Tin (Sn)	Nghe Tin Non-Ferrous Metal	Viet Nam
Tin (Sn)	Vqb Mineral And Trading Group Jsc	Viet Nam
Gold (Au)	Western Australian Mint Trading As The Perth Mint	Australia
Gold (Au)	Ögussa Österreichische Gold- Und Silber-Scheideanstalt Gmbh	Austria
Gold (Au)	Tony Goetz Nv	Belgium
Gold (Au)	Umicore S.A. Business Unit Precious Metals Refining	Belgium
Gold (Au)	Anglogold Ashanti Córrego Do Sítio Mineração	Brazil
Gold (Au)	Umicore Brasil Ltda.	Brazil
Gold (Au)	Asahi Refining Canada Ltd.	Canada
Gold (Au)	Ccr Refinery - Glencore Canada Corporation	Canada
Gold (Au)	Johnson Matthey Limited	Canada
Gold (Au)	Royal Canadian Mint	Canada
Gold (Au)	Xstrata Canada Corporation	Canada
Gold (Au)	Codelco	Chile
Gold (Au)	Guangdong Jinding Gold Limited	China
Gold (Au)	Heraeus Ltd. Hong Kong	China

Gold (Au)	Hunan Chenzhou Mining Co., Ltd.	China
Gold (Au)	Inner Mongolia Qiankun Gold And Silver Refinery Share Co., Ltd.	China
Gold (Au)	JCC	China
Gold (Au)	Jiangxi Copper Co., Ltd.	China
Gold (Au)	Metalor Technologies (Hong Kong) Ltd.	China
Gold (Au)	Metalor Technologies (Suzhou) Ltd.	China
Gold (Au)	Qiankun Gold And Silver	China
Gold (Au)	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	China
Gold (Au)	Sichuan Tianze Precious Metals Co., Ltd.	China
Gold (Au)	The Great Wall Gold And Silver Refinery Of China	China
Gold (Au)	The Refinery Of Shandong Gold Mining Co. Ltd	China
Gold (Au)	Tongling Nonferrous Metals Group Co., Ltd.	China
Gold (Au)	Zhaoyuan Gold Co.	China
Gold (Au)	Zhongyuan Gold Smelter Of Zhongjin Gold Corporation	China
Gold (Au)	Zijin Mining Group Co. Ltd	China
Gold (Au)	Allgemeine Gold- Und Silberscheideanstalt A.G.	Germany
Gold (Au)	Aurubis Ag	Germany
Gold (Au)	C. Hafner Gmbh + Co. Kg	Germany
Gold (Au)	Doduco Gmbh	Germany
Gold (Au)	Heimerle + Meule Gmbh	Germany
Gold (Au)	Heraeus Precious Metals Gmbh & Co. Kg	Germany
Gold (Au)	Saxonia Edelmetalle Gmbh	Germany
Gold (Au)	Wieland Edelmetalle Gmbh	Germany
Gold (Au)	Heraeus Ltd Hong Kong	Hong Kong
Gold (Au)	Metalor Technologies (Hong Kong) Ltd	Hong Kong
Gold (Au)	Bangalore Refinery	India
Gold (Au)	Mmtc-Pamp India Pvt., Ltd.	India
Gold (Au)	Pt Aneka Tambang (Persero) Tbk	Indonesia
Gold (Au)	Chimet S.P.A.	Italy
Gold (Au)	Faggi Enrico S.P.A.	Italy
Gold (Au)	T.C.A S.P.A	Italy
Gold (Au)	Aida Chemical Industries Co. Ltd.	Japan
Gold (Au)	Asahi Pretec Corp	Japan
Gold (Au)	Asaka Riken Co Ltd	Japan
Gold (Au)	Chugai Mining	Japan
Gold (Au)	Dowa	Japan
Gold (Au)	Eco-System Recycling Co., Ltd.	Japan
Gold (Au)	Ishifuku Metal Industry Co., Ltd.	Japan
Gold (Au)	Japan Mint	Japan
Gold (Au)	Jx Nippon Mining & Metals Co., Ltd.	Japan
Gold (Au)	Kojima Chemicals Co., Ltd.	Japan
Gold (Au)	Matsuda Sangyo Co., Ltd.	Japan
Gold (Au)	Mitsubishi Materials Corporation	Japan
Gold (Au)	Mitsui Mining And Smelting Co., Ltd.	Japan
Gold (Au)	Nihon Material Co., Ltd.	Japan
Gold (Au)	Ohura Precious Metal Industry Co., Ltd.	Japan
Gold (Au)	Pan Pacific Copper Co. Ltd	Japan
Gold (Au)	Sumitomo Metal Mining Co., Ltd.	Japan
Gold (Au)	Tanaka Kikinzoku Kogyo K.K.	Japan

Gold (Au)	Tokuriki Honten Co., Ltd.	Japan
Gold (Au)	Yamamoto Precious Metal Co., Ltd.	Japan
Gold (Au)	Yokohama Metal Co., Ltd.	Japan
Gold (Au)	Kazzinc	Kazakhstan
Gold (Au)	Korea Zinc Co., Ltd.	Korea (Republic Of)
Gold (Au)	Samduck Precious Metals	Korea (Republic Of)
Gold (Au)	Daejin Indus Co. Ltd	Korea, Republic Of
Gold (Au)	Daeryungenc	Korea, Republic Of
Gold (Au)	Do Sung Corporation	Korea, Republic Of
Gold (Au)	Hwasung Cj Co. Ltd	Korea, Republic Of
Gold (Au)	Korea Metal	Korea, Republic Of
Gold (Au)	Ls-Nikko Copper Inc.	Korea, Republic Of
Gold (Au)	Samwon Metals Corp.	Korea, Republic Of
Gold (Au)	Torecom	Korea, Republic Of
Gold (Au)	Kyrgyzaltyn Jsc	Kyrgyzstan
Gold (Au)	Modeltech Sdn Bhd	Malaysia
Gold (Au)	Caridad	Mexico
Gold (Au)	Metalúrgica Met-Mex Peñoles S.A. De C.V.	Mexico
Gold (Au)	Schone Edelmetaal B.V.	Netherlands
Gold (Au)	Bangko Sentral Ng Pilipinas (Central Bank Of The Philippines)	Philippines
Gold (Au)	Kghm Polska MiedŸ Spó³ka Akcyjna	Poland
Gold (Au)	Fse Novosibirsk Refinery	Russian Federation
Gold (Au)	Jsc Ekaterinburg Non-Ferrous Metal Processing Plant	Russian Federation
Gold (Au)	Jsc Uralelectromed	Russian Federation
Gold (Au)	Moscow Special Alloys Processing Plant	Russian Federation
Gold (Au)	Ojsc "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (Ojsc Krastsvetmet)	Russian Federation
Gold (Au)	Ojsc Novosibirsk Refinery	Russian Federation
Gold (Au)	Prioksky Plant Of Non-Ferrous Metals	Russian Federation
Gold (Au)	Soe Shyolkovsky Factory Of Secondary Precious Metals	Russian Federation
Gold (Au)	Metalor Technologies (Singapore) Pte., Ltd.	Singapore
Gold (Au)	Au Traders And Refiners	South Africa
Gold (Au)	Rand Refinery (Pty) Ltd.	South Africa
Gold (Au)	Sempsa Joyería Platería S.A.	Spain
Gold (Au)	Boliden Ab	Sweden
Gold (Au)	Argor-Heraeus Sa	Switzerland
Gold (Au)	Cendres + Métaux S.A.	Switzerland
Gold (Au)	Metalor Technologies S.A.	Switzerland
Gold (Au)	Pamp S.A.	Switzerland
Gold (Au)	Px Précinox S.A.	Switzerland
Gold (Au)	Valcambi Sa	Switzerland
Gold (Au)	Solar Applied Materials Technology Corp.	Taiwan
Gold (Au)	Singway Technology Co., Ltd.	Taiwan
Gold (Au)	Umicore Precious Metals Thailand	Thailand
Gold (Au)	Istanbul Gold Refinery	Turkey
Gold (Au)	Nadir Metal Rafineri San. Ve Tic. A.ª.	Turkey
Gold (Au)	Al Etihad Gold Refinery Dmcc	United Arab Emirates
Gold (Au)	Emirates Gold Dmcc	United Arab Emirates
Gold (Au)	Asahi Refining USA Inc.	United States

Gold (Au)	Elemetal Refining, Llc	United States
Gold (Au)	Johnson Matthey Inc	United States
Gold (Au)	Kennecott Utah Copper LLC	United States
Gold (Au)	Materion	United States
Gold (Au)	Metalor Usa Refining Corporation	United States
Gold (Au)	Ohio Precious Metals LLC	United States
Gold (Au)	Republic Metals Corporation	United States
Gold (Au)	Sabin Metal Corp.	United States
Gold (Au)	United Precious Metal Refining, Inc.	United States
Gold (Au)	Advanced Chemical Company	United States
Gold (Au)	Geib Refining Corporation	United States
Gold (Au)	Almalyk Mining And Metallurgical Complex (Ammc)	Uzbekistan
Gold (Au)	Navoi Mining And Metallurgical Combinat	Uzbekistan
Tungsten (W)	Plansee	Austria
Tungsten (W)	Wolfram Bergbau Und Hütten Ag	Austria
Tungsten (W)	Chaozhou Xianglu Tungsten Industry Co Ltd	China
Tungsten (W)	Chenzhou Diamond Tungsten Products Co., Ltd.	China
Tungsten (W)	China Minmetals Nonferrous Metals Co Ltd	China
Tungsten (W)	Chongyi Zhangyuan Tungsten Co., Ltd.	China
Tungsten (W)	Fujian Jinxin Tungsten Co., Ltd.	China
Tungsten (W)	Ganzhou Grand Sea W & Mo Group Co Ltd	China
Tungsten (W)	Ganzhou Huaxing Tungsten Products Co., Ltd.	China
Tungsten (W)	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	China
Tungsten (W)	Ganzhou Non-Ferrous Metals Smelting Co., Ltd.	China
Tungsten (W)	Ganzhou Seadragon W & Mo Co., Ltd.	China
Tungsten (W)	Guangdong Xianglu Tungsten Co., Ltd.	China
Tungsten (W)	Hunan Chenzhou Mining Co., Ltd.	China
Tungsten (W)	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	China
Tungsten (W)	Hunan Chunchang Nonferrous Metals Co., Ltd.	China
Tungsten (W)	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	China
Tungsten (W)	Jiangxi Gan Bei Tungsten Co., Ltd.	China
Tungsten (W)	Jiangxi Rare Earth & Rare Metals Tungsten Group Corp	China
Tungsten (W)	Jiangxi Tonggu Non-Ferrous Metallurgical & Chemical Co., Ltd.	China
Tungsten (W)	Jiangxi Tungsten Industry Co Ltd	China
Tungsten (W)	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	China
Tungsten (W)	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	China
Tungsten (W)	Jiangxi Yaosheng Tungsten Co., Ltd.	China
Tungsten (W)	Malipo Haiyu Tungsten Co., Ltd.	China
Tungsten (W)	South-East Nonferrous Metal Company Limited Of Hengyang City	China
Tungsten (W)	Xiamen Tungsten (H.C.) Co., Ltd.	China
Tungsten (W)	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	China
Tungsten (W)	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	China
Tungsten (W)	Zhuzhou Cemented Carbide Group Co Ltd	China
Tungsten (W)	H.C. Starck Gmbh	Germany
Tungsten (W)	H.C. Starck Smelting Gmbh & Co.Kg	Germany
Tungsten (W)	A.L.M.T Corp.	Japan
Tungsten (W)	Almt (Sumitomo)	Japan
Tungsten (W)	Japan New Metals Co., Ltd.	Japan

Tungsten (W)	Woltech Korea Co., Ltd.	Korea (Republic Of)
Tungsten (W)	Philippine Chuangxin Industrial Co., Inc.	Philippines
Tungsten (W)	Hydrometallurg, Jsc	Russian Federation
Tungsten (W)	Moliren Ltd	Russian Federation
Tungsten (W)	Pobedit, Jsc	Russian Federation
Tungsten (W)	Wolfram Company Cjsc	Russian Federation
Tungsten (W)	Ati Tungsten Materials	United States
Tungsten (W)	Global Tungsten & Powders Corp.	United States
Tungsten (W)	Kennametal Fallon	United States
Tungsten (W)	Kennametal Huntsville	United States
Tungsten (W)	Niagara Refining Llc	United States
Tungsten (W)	Asia Tungsten Products Vietnam Ltd.	Viet Nam
Tungsten (W)	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing Llc	Viet Nam
Tungsten (W)	Tejing (Vietnam) Tungsten Co., Ltd.	Viet Nam
Tungsten (W)	Vietnam Youngsun Tungsten Industry Co., Ltd.	Viet Nam
Tantalum (Ta)	Plansee Se Liezen	Austria
Tantalum (Ta)	Plansee Se Reutte	Austria
Tantalum (Ta)	Lsm Brasil S.A.	Brazil
Tantalum (Ta)	Mineração Taboca S.A.	Brazil
Tantalum (Ta)	Resind Indústria E Comércio Ltda.	Brazil
Tantalum (Ta)	Changsha South Tantalum Niobium Co., Ltd.	China
Tantalum (Ta)	Conghua Tantalum And Niobium Smeltry	China
Tantalum (Ta)	Duoluoshan	China
Tantalum (Ta)	F&X Electro-Materials Ltd.	China
Tantalum (Ta)	Fir Metals & Resource Ltd.	China
Tantalum (Ta)	Guangdong Zhiyuan New Material Co., Ltd.	China
Tantalum (Ta)	Hengyang King Xing Lifeng New Materials Co., Ltd.	China
Tantalum (Ta)	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	China
Tantalum (Ta)	Jiangxi Tuohong New Raw Material	China
Tantalum (Ta)	Jiujiang Jinxin Nonferrous Metals Co., Ltd.	China
Tantalum (Ta)	Jiujiang Tanbre Co., Ltd.	China
Tantalum (Ta)	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	China
Tantalum (Ta)	King-Tan Tantalum Industry Ltd.	China
Tantalum (Ta)	Ningxia Orient Tantalum Industry Co., Ltd.	China
Tantalum (Ta)	Rfh Tantalum Smeltry Co., Ltd.	China
Tantalum (Ta)	Xinxing Haorong Electronic Material Co., Ltd.	China
Tantalum (Ta)	Yichun Jin Yang Rare Metal Co., Ltd.	China
Tantalum (Ta)	Zhuzhou Cemented Carbide	China
Tantalum (Ta)	Molycorp Silmet A.S.	Estonia
Tantalum (Ta)	H.C. Starck Gmbh Goslar	Germany
Tantalum (Ta)	H.C. Starck Gmbh Laufenburg	Germany
Tantalum (Ta)	H.C. Starck Hermsdorf Gmbh	Germany
Tantalum (Ta)	H.C. Starck Smelting Gmbh & Co. Kg	Germany
Tantalum (Ta)	Metallurgical Products India Pvt., Ltd.	India
Tantalum (Ta)	Global Advanced Metals Aizu	Japan
Tantalum (Ta)	H.C. Starck Ltd.	Japan
Tantalum (Ta)	Mitsui Mining & Smelting	Japan
Tantalum (Ta)	Mitsui Mining And Smelting Co., Ltd.	Japan
Tantalum (Ta)	Taki Chemicals	Japan

Tantalum (Ta)	Ulba Metallurgical Plant Jsc	Kazakhstan
Tantalum (Ta)	Power Resources Ltd.	Macedonia
Tantalum (Ta)	Kemet Blue Metals	Mexico
Tantalum (Ta)	Solikamsk Magnesium Works Oao	Russian Federation
Tantalum (Ta)	H.C. Starck Co., Ltd.	Thailand
Tantalum (Ta)	Exotech Inc.	United States
Tantalum (Ta)	Global Advanced Metals Boyertown	United States
Tantalum (Ta)	H.C. Starck Inc.	United States
Tantalum (Ta)	Hi-Temp Specialty Metals, Inc.	United States
Tantalum (Ta)	Telex Metals	United States
Tantalum (Ta)	D Block Metals, Llc	United States
Tantalum (Ta)	Kemet Blue Powder	United States
Tantalum (Ta)	Quantumclean	United States
Tantalum (Ta)	Tranzact, Inc.	United States